                            SCHEDULE 14A INFORMATION

                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        UNIFIED FINANCIAL SERVICES, INC.
                (Name of Registrant as Specified in Its Charter)

      (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    1)  Title of each class of securities to which transaction applies:
    2)  Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    4)  Proposed maximum aggregate value of transaction:
    5)  Total Fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
    2)  Form, Schedule or Registration Statement No.:
    3)  Filing Party:
    4)  Date Filed:

                      [Unified Financial Services logo]




                               April 12, 2001


Dear Fellow Stockholders:

         Our Annual Meeting of Stockholders will be held at Champion Trace Golf Club, 20 Avenue of Champions, Nicholasville, Kentucky, at 10:00 a.m., local time, on Wednesday, May 16, 2001. The Notice of Annual Meeting of Stockholders, Proxy Statement and proxy that accompany this letter outline fully matters on which action is expected to be taken at our annual meeting.

         We cordially invite you to attend our annual meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed proxy in the envelope provided so that your shares will be represented. The mailing of an executed proxy will not affect your right to vote in person should you later decide to attend our annual meeting.

                                      Sincerely,

                                      /s/ Timothy L. Ashburn

                                      Timothy L. Ashburn
                                      Chairman and Chief Executive Officer

                      UNIFIED FINANCIAL SERVICES, INC.
                            2424 HARRODSBURG ROAD
                          LEXINGTON, KENTUCKY 40503
                               (859) 296-2016

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD WEDNESDAY, MAY 16, 2001

To the Stockholders of
Unified Financial Services, Inc.:

         The Annual Meeting of Stockholders of Unified Financial Services, Inc., a Delaware corporation, will be held at Champion Trace Golf Club, 20 Avenue of Champions, Nicholasville, Kentucky, on Wednesday, May 16, 2001 at 10:00 a.m., local time, for the following purposes:

         1. To elect two Class I directors to hold office for a term of three years or until their successors shall have been duly elected and qualified;

         2. To ratify the appointment of Larry E. Nunn & Associates, L.L.C. as our independent auditors for the year ending December 31, 2001; and

         3. To consider and act upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

         Our board of directors has fixed the close of business on March 30, 2001 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting and any adjournment or postponement thereof.

                                         By Order of the Board of Directors,

                                         David F. Morris, Secretary

April 12, 2001
Lexington, Kentucky





WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                      [Unified Financial Services logo]




                      UNIFIED FINANCIAL SERVICES, INC.
                            2424 HARRODSBURG ROAD
                          LEXINGTON, KENTUCKY 40503
                               (859) 296-2016

                               PROXY STATEMENT

                  FOR ANNUAL MEETING OF STOCKHOLDERS TO BE
                       HELD ON WEDNESDAY, MAY 16, 2001
                 APPROXIMATE DATE OF MAILING: APRIL 12, 2001


                                   GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Unified Financial Services, Inc., a Delaware corporation, for use at our 2001 annual meeting of stockholders to be held on Wednesday, May 16, 2001 at 10:00 a.m., local time, at Champion Trace Golf Club, 20 Avenue of Champions, Nicholasville, Kentucky, and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

         All proxies will be voted in accordance with the instructions contained in the proxy. If no choice is specified, proxies will be voted in favor of the election of the nominees for director proposed by our board of directors in Proposal I and in favor of the ratification of the appointment of Larry E. Nunn & Associates, L.L.C. as our independent auditors for the year ending December 31, 2001, as recommended by our board of directors. A stockholder who executes a proxy may revoke it at any time before it is exercised by delivering to us another proxy bearing a later date, by submitting written notice of such revocation to our corporate secretary or by personally appearing at our annual meeting and casting a contrary vote.

         This proxy statement, the notice of annual meeting and the accompanying proxy were first mailed to the holders of our common stock on or about April 12, 2001. We will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. Our directors, executive officers and employees also may solicit proxies personally or by telephone or other means, but such persons will not be specially compensated for such services. Certain holders of record, such as brokers, custodians and nominees, may be requested to distribute proxy materials to beneficial owners and will be reimbursed by us for their reasonable expenses incurred in sending proxy materials to beneficial owners.

         A plurality of the votes cast is required for the election of directors. Under the Delaware General Corporation Law, an abstaining vote is not deemed to be a "vote cast." As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of directors and, therefore, do not have the effect of votes in opposition. The ratification of the appointment of Larry E. Nunn & Associates, L.L.C. as our independent auditors requires the affirmative vote of a majority of the votes cast on such proposal at the meeting. Abstentions on such matter will be counted, but broker "non-votes" will not be counted, for the purpose of determining the number of shares represented at the meeting for purposes of determining whether a quorum of shares is present at the meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.


               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Only stockholders of record at the close of business on March 30, 2001 are entitled to notice of, and to vote at, our annual meeting. On such date, there were 2,880,028 shares of our common stock outstanding. Each share of our common stock is entitled to one vote on each such matter. Holders of our common stock do not have the right to cumulate votes in the election of directors.

         To our knowledge, and except as set forth under "Security Ownership of Certain Beneficial Owners and Management," no person beneficially owned more than 5% of our common stock outstanding on March 30, 2001.


                      PROPOSAL I: ELECTION OF DIRECTORS

         In accordance with our by-laws, the board of directors has fixed the number of directors at seven, divided into three classes, with the term of office of each class ending in successive years. The board of directors has nominated Timothy L. Ashburn and Richard A. Walker for election as Class I directors to hold office until the 2004 annual meeting of stockholders, until their respective successors are elected and qualified, or until their earlier death, resignation or removal. There is no cumulative voting in the election of directors.

         The persons named as proxies on the accompanying proxy intend to vote all duly executed proxies received by the board of directors for the election of Timothy L. Ashburn and Richard A. Walker as Class I directors, except as otherwise directed by the stockholder on the proxy. Messrs. Ashburn and Walker currently are directors. If for any reason Mr. Ashburn or Mr. Walker becomes unavailable for election, which is not now anticipated, the persons named in the accompanying proxy will vote for such substitute nominee as is designated by the board of directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF TIMOTHY L. ASHBURN AND RICHARD A. WALKER AS CLASS I DIRECTORS.

         The name, age, principal occupation or position, term of office and other directorships with respect to Messrs. Ashburn and Walker and the other directors whose terms of office will continue after our annual meeting are set forth below.

                CLASS I NOMINEES TO BE ELECTED FOR A TERM OF
                        THREE YEARS EXPIRING IN 2004

         TIMOTHY L. ASHBURN, 50, has served as our chairman of the board since 1989 and as chief executive officer from 1989 to 1992 and 1994 to present. Mr. Ashburn also served as our president from November 1997 to April 2000. Mr. Ashburn was employed by Vine Street Trust Company, Lexington, Kentucky, a wholly owned subsidiary of Cardinal Bancshares, a Kentucky bank holding company, for the two-year period from April 1992 through March 1994.

         RICHARD A. WALKER, 49, has served as a director since August 2000. Since 1999, Mr. Walker has served as a management consultant with Walker Associates, Savannah, Georgia, which specializes in strategic planning, continuous improvement, shareholder relations and corporate governance. Prior to forming his own firm, Mr. Walker was executive vice president, chief administrative officer, general counsel and secretary of Kuhlman Corporation, a diversified industrial manufacturing company headquartered in Savannah, Georgia. Kuhlman Corporation, founded in 1894, had annual sales of approximately $800 million and was listed on the New York Stock Exchange prior to its sale to Borg-Warner Automotive, Inc. in 1999. Prior to joining Kuhlman, Mr. Walker was a partner at the law firm of Harness, Dickey & Pierce, where he specialized primarily in litigation and licensing. Prior thereto, Mr. Walker was a technical standards engineer in the Materials Engineering Department at Ford Motor Company at its Research and Development Center in Dearborn, Michigan.

                 CLASS II - TO CONTINUE IN OFFICE UNTIL 2002

         PHILIP L. CONOVER, 54, has served as a director since July 2000. Since 1996, Mr. Conover has served as a private investor and financial consultant, a member of the board of trustees of the Firstar Reit Fund and a member of the board of directors and as the chairman of the compensation committee for Praedictus Corporation, a computer software company headquartered in Indianapolis, Indiana. Prior thereto, Mr. Conover served as an Adjunct Professor of Finance, University of South Florida (1994-96) and Managing Director, Federal Housing Finance Board, an independent federal regulatory agency (1990-94). From 1972 to 1990, Mr. Conover served in various capacities in the commercial banking industry, including president and chief executive officer of Trustcorp Bank of Indianapolis, vice president and manager of Bank One Indiana's Capital Markets Division and a member of the board of directors of Bank One Securities, Inc.

         THOMAS G. NAPURANO, 59, a certified public accountant and a certified management accountant, has served as a director and the chief financial officer and an executive vice president of our company since 1989.

                CLASS III - TO CONTINUE IN OFFICE UNTIL 2003

         WEAVER H. GAINES, 57, has served as a director from 1990 to 1992 and 1993 to present. Since 1993, Mr. Gaines has been a director and the chairman and chief executive officer for Ixion Biotechnology, Inc., founding and managing the development-stage biotechnology company. From 1985 until 1992, Mr. Gaines held various executive positions at the Mutual Life Insurance Company of New York, including executive vice president and general counsel, and was a member of its executive committee and was responsible for management of its investment services subsidiaries. Mr. Gaines is a director of each of Voyetra Turtle Beach, Inc., First ING Life Insurance Company of New York, AquaGene, Inc. and Bio-Florida, Florida's biotechnology trade association.

         JACK R. ORBEN, 62, has served as a director since 1989. Mr. Orben has served as a director and the chairman of our subsidiary, Fiduciary Counsel, Inc., since 1979 and served as its president and chief executive officer from 1979 to March 2001. Mr. Orben also served as a director and the chairman and chief executive officer of our subsidiary, EMCO Estate Management Company, Inc, until March 2001. For various periods during the past five years, Mr. Orben has served as the chairman, chief executive officer and treasurer of each of Venvestech Corp., Seward, Groves, Richards & Wells, Starwood Corporation, Fiduciary Alliance Inc., NUSTAR Inc., Intellectronic Management Systems Inc., Economic Analysts Inc., EMCO Nominees Inc. and Ra X Productions Inc.

         JOHN S. PENN, 49, has served as a director since September 1999. Mr. Penn also has served as our chief operating officer since July 1999 and our president since April 2000. Mr. Penn served as an executive vice president of our company from July 1999 to April 2000. Mr. Penn served as a director and executive vice president of Area Bancshares Corporation, a bank holding company located in Owensboro, Kentucky, from September 1997 to July 1999. Prior thereto, Mr. Penn served as the president, chief executive officer and a director of Cardinal Bancshares, Inc., a bank holding company located in Lexington, Kentucky.

                      BOARD OF DIRECTORS AND COMMITTEES

BOARD AND COMMITTEE MEETINGS

         During the year ended December 31, 2000, our board of directors met 11 times, including both regularly scheduled and special meetings. During such year, all of the incumbent directors attended at least 75% of all meetings held by the board of directors and all committees on which they serve.

         The standing committees of the board of directors are the executive committee, the audit, nominating and compensation committee and the 401(k) investment oversight committee.

         The members of the executive committee are Messrs. Timothy L. Ashburn, Thomas G. Napurano and John S. Penn. The executive committee may exercise all powers of the board of directors that may lawfully be delegated when the board of directors is not in session. The executive committee did not meet during 2000 but did take action by unanimous written consent on four occasions during 2000.

         The members of the audit, nominating and compensation committee are Messrs. Weaver H. Gaines (chairman), Philip L. Conover and Richard A. Walker. The audit, nominating and compensation committee (i) meets with our independent auditors, management and our chief financial officer periodically to review the work of each and to ensure that each is properly discharging its responsibilities, (ii) proposes nominees for election to the board of directors, (iii) reviews and approves the salaries of our executive officers and certain selected other senior officers of our company and our subsidiaries and authorizes all other forms of executive compensation and
(iv) administers our executive incentive plans. The committee will consider written recommendations of stockholders with regards to potential nominees to the board of directors. Stockholder recommendations must contain certain information regarding the potential nominee and comply with certain requirements for presentation as set forth in our by-laws. The audit, nominating and compensation committee met nine times during the year ended December 31, 2000.

         The members of the 401(k) investment oversight committee are Messrs. Philip L. Conover (chairman), Thomas G. Napurano and John S. Penn. The 401(k) investment oversight committee (i) meets with the trustee of our company's Section 401(k) plan, (ii) periodically reviews such plan's investment choices, including selection and retention of investment funds, and (iii) reports all actions taken to our board of directors. The 401(k) investment oversight committee was organized in August 2000 and met four times during the year ended December 31, 2000.

         Directors who are not otherwise employed by us are paid $1,500 per quarter, provided they attend at least one board meeting during such quarter. Additionally, directors who are not otherwise employed by us also receive $500 per meeting for each meeting of standing committees of the board of directors that they attend. Directors also receive reimbursements for reasonable expenses related to attendance at such meetings and an annual option grant to acquire 500 shares of our common stock, which option is granted on the first business day following our annual meeting of stockholders at an exercise price equal to the fair market value of our common stock on such date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The current members of the audit, nominating and compensation committee are Messrs. Gaines, Conover and Walker. Mr. Gaines served on the committee at all times during 2000 and Messrs. Conover and Walker joined the committee on July 11, 2000 and August 4, 2000, respectively. Mr. Jack R. Orben served on the committee until July 11, 2000. Mr. Orben is employed by Fiduciary Counsel, Inc., a subsidiary of our company, and served as its president and chief executive officer until March 2001. Mr. Gaines served as a director and the president of Unified Financial Securities, Inc., a subsidiary of our company, while such company was owned by MONYCO, INC. Mr. Gaines resigned such positions in June 1990 in connection with our acquisition of Unified Financial Securities, Inc. from MONYCO, INC.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Dr. Gregory W. Kasten, the president of Health Financial, Inc. and Unified Trust Company, National Association, each a subsidiary of our company, also is a 25% member in Cygnus, LLC, a Kentucky limited liability company that owns an office building in which various of our subsidiaries lease space. During 1999 and 2000, Cygnus, LLC received payments of approximately $170,100 and $198,500, respectively, from us and our subsidiaries with respect to such leases.

         The law firm of Thompson Coburn LLP, of which Messrs. Charles H. Binger and David F. Morris, our company's general counsel and associate general counsel, respectively, are "of counsel," provided legal services to us and our subsidiaries during 2000, and is providing legal services during 2001.

         Certain of our officers and directors and companies in which they have an ownership interest are customers of Unified Banking Company. All such customer transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

           REPORT OF AUDIT, NOMINATING AND COMPENSATION COMMITTEE
                 ON EXECUTIVE COMPENSATION AND AUDIT MATTERS

         Our audit, nominating and compensation committee has issued the following report for the year ended December 31, 2000.

COMPENSATION MATTERS

         COMPENSATION PHILOSOPHY. The audit, nominating and compensation committee approves the policies for and structure and recommends to our board of directors the amount of compensation of our senior officers, including our chief executive officer and the other officers named in the Summary Compensation Table. The committee's goal is to establish compensation programs that will attract and retain highly qualified executives and provide an incentive to such executives to focus their efforts on our long-term strategic goals by aligning their financial interests closely with long-term stockholder interests. The committee is composed entirely of independent directors.

         A significant component of our executive officer compensation program is cash remuneration in the form of base salaries and annual discretionary bonuses. Bonuses are determined based upon our performance and that of the individual executive during the fiscal year. In evaluating performance, financial, non-financial and long-term strategic objectives are considered. Base salaries generally represent a large portion of the executive officers' total cash compensation. Bonuses make up a smaller portion of the executive officers' total cash compensation. The committee believes that basing a portion of an executive officer's compensation on both individual and our company's performance motivates the executive to perform at the highest possible level.

         As a central component of our executive officer compensation program, the committee periodically awards executive officers options to acquire shares of our common stock. The committee believes that stock options provide a highly efficient form of compensation from both a cost and an accounting perspective, and that such awards provide an incentive to achieve our longer-term strategic goals by aligning the long-term financial interests of the executive officers with those of our stockholders. The committee also believes that significant levels of stock ownership and ownership potential will assist in retaining the services of the executive officers.

         BASE SALARIES. Base salaries for new officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison of average and median base salaries for similar positions at other comparable companies. Companies believed to be comparable include similarly-sized financial services companies.

         Annual salary adjustments are determined by evaluating the performance of our company and of each officer versus various performance objectives, and also take into account new responsibilities and subjective discretionary factors. In case of officers with responsibility for a particular subsidiary or division, the financial results of such subsidiary or division also are considered. The committee, where appropriate, also considers non-financial performance measures.

         ANNUAL BONUS. Officers also are eligible for an annual cash bonus. As in the case of the base salary, in addition to the performance objectives referred to above, the committee may consider individual non-financial performance measures and subjective discretionary factors including significant accomplishments and/or increased responsibilities, leadership and, where appropriate, subsidiary or division performance measures in determining bonuses.

         STOCK OPTIONS. Under our stock incentive plan, stock options may be granted to executive officers and other key employees of our company. Stock options also are designed to align further the interests of our officers with those of our stockholders. The compensation committee considers various factors in approving stock option grants including factors similar to those used to determine base salaries and annual bonuses. In addition, the committee also considers grants in previous years and the overall level of stock ownership of an executive officer. Stock options generally are granted with an exercise price equal to the market price of our common stock on the date of grant.

         DETERMINATION OF 2000 EXECUTIVE OFFICER COMPENSATION. The committee met five times during 2000 to discuss, among other things, compensation matters with respect to our executive officers and stock options grants to executive officers and other key employees. Based upon management's recommendation in 2000, the committee did not recommend to our board of directors any increase for 2000 in the base salaries of our executive officers. In addition, the committee did not recommend any incentive bonus awards for such individuals for 2000, except that Mr. Orben was paid an incentive bonus based upon new business development at Fiduciary Counsel.

         The last salary increases for our executive officers were approved by the committee in August 1999 and were to provide compensation levels for our executive officers that were more commensurate with comparable institutions and to reward the executive officers for their efforts during 1998 and 1999 in growing our company. From December 31, 1997 to December 31, 1999, our company's consolidated assets grew from approximately $4.9 million to $36.7 million and total revenue grew from approximately $6.8 million to $24.1 million (such asset and revenue totals at December 31, 1997 have not been restated to reflect the pooling of interests transactions consummated after such date). During such period, our company completed 12 acquisitions.

         During 2000, management refined our company's business plan and worked to integrate the acquired companies and promote operational efficiencies and synergies among our subsidiaries. As a result of our rapid growth in 1998 and 1999, we recorded a loss in each of 1999 and 2000. Consequently, neither management nor the committee believed that an increase in our executive officers' annual salaries was appropriate for 2000. As discussed above, the committee believes that an increase in our executive officers' annual salaries should be based upon our company's overall profitability, growth and financial performance.

         Mr. Ashburn has served as our chairman and chief executive officer since 1989. For 2000, Mr. Ashburn received a base salary of $275,000 and was granted options to purchase 500 shares of our common stock in connection with his service as a member of our board of directors. Mr. Ashburn was not paid an incentive bonus in 2000. As described above, Mr. Ashburn last received an increase in his annual compensation in August 1999.

         CONCLUSION. As described above, the committee believes that a significant portion of an executive officer's compensation should be linked directly to individual and corporate performance. The committee intends to continue the policy of linking executive compensation to individual and corporate performance and returns to stockholders, recognizing that the business cycle from time to time may result in an imbalance for a particular period.

AUDIT MATTERS

         The audit, nominating and compensation committee oversees our company's financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2000 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         The committee reviewed with Larry E. Nunn & Associates, L.L.C., our independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors' independence from management and our company, including the matters in the written disclosures required by the Independence Standards Board.

         The committee discussed with Larry E. Nunn & Associates, L.L.C. the overall scope and plans for their audit. The committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting.

         In reliance on the reviews and discussions referred to above, the committee recommended to our board of directors, and the board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

         Each of the current members of the committee is an "independent" director within the meaning of the listing standards of the Nasdaq. A copy of the charter of the committee, as adopted by our board of directors, is attached hereto as Annex A.
                   -------

April 12, 2001                       The Members of the Audit, Nominating and
                                     Compensation Committee

                                     Weaver H. Gaines, Chairman
                                     Philip L. Conover
                                     Richard A. Walker

                       INDEPENDENT PUBLIC ACCOUNTANTS

         In addition to retaining Larry E. Nunn & Associates, L.L.C. to audit our consolidated financial statements for 2000, we and our subsidiaries retained Larry E. Nunn & Associates, L.L.C. to provide various consulting and other services in 2000, and expect to continue to do so in the future. The audit, nominating and compensation committee has determined that the provision of all non-audit services performed for our company by Larry E. Nunn & Associates, L.L.C. is compatible with maintaining that firm's independence.

         The aggregate fees billed for professional services by Larry E. Nunn & Associates, L.L.C. in 2000 were as follows:

         AUDIT FEES. The aggregate fees billed by Larry E. Nunn &
Associates, L.L.C. for the 2000 fiscal year audit and for the reviews of the financial statements included in our company's quarterly reports on Form 10-Q were $130,000.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Aggregate fees billed by Larry E. Nunn & Associates, L.L.C. for services related to financial information systems design and implementation for the year ended December 31, 2000 were $14,400.

         ALL OTHER FEES. Aggregate fees billed for all other services rendered by Larry E. Nunn & Associates, L.L.C. for the year ended December 31, 2000 were $6,100.

                     COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the compensation of our chief executive officer and our four other most highly compensated executive officers in 2000.

                                                    SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                   ANNUAL COMPENSATION                ---------------------------
                                            ----------------------------------------- RESTRICTED   SECURITIES
                                                                      OTHER ANNUAL       STOCK      UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR    SALARY($)   BONUS($)  COMPENSATION($)(1)  AWARDS($)  OPTIONS/SARS(#)  COMPENSATION($)
---------------------------          ----    ---------   --------  ------------------  ---------  ---------------  ---------------
Timothy L. Ashburn                   2000     280,288         --           --             --             500            6,262(2)
   Chairman and Chief                1999     206,869         --           --             --             500            8,654
   Executive Officer                 1998     176,969     50,000           --             --             500            5,105

Dr. Gregory W. Kasten                2000     619,249         --           --             --             500           13,185(3)
   President and Chief               1999     558,654     60,000           --             --             500           11,932
   Executive Officer of Unified      1998     510,000     60,000           --             --             500            4,615
   Trust and Health Financial

Jack R. Orben(4)                     2000     251,625    150,880           --             --             500              472(5)
   Former President and Chief        1999     250,501    118,222           --             --             500            5,472
   Executive Officer of              1998      59,019     90,000           --             --             500              157
   Fiduciary Counsel

Thomas G. Napurano                   2000     225,000         --           --             --             500           10,565(6)
   Executive Vice President and      1999     173,675         --           --             --             500           10,115
   Chief Financial Officer           1998     123,638     28,747           --             --           2,000            5,517

Charles H. Binger(7)                 2000     245,197         --           --             --           3,125            5,357(8)
   Executive Vice President and      1999          --     86,539           --             --              --               --
   General Counsel                   1998          --         --           --             --              --               --

--------------------

(1) The named executive officers received certain perquisites in 2000, 1999 and 1998, the amount of which did not exceed the lesser of $50,000 or 10% of any such officer's salary or bonus.

(2)   Includes the following: $5,250 in matching contributions to our
      Section 401(k) Plan; and $1,012 for premiums paid by us on a term life insurance policy for the benefit of Mr. Ashburn.

(3)   Includes the following: $5,250 in matching contributions to our
      Section 401(k) Plan; $6,923 paid by us in 2000 for accrued personal leave from 1999; and $1,012 for premiums paid by us on a term life insurance policy for the benefit of Dr. Kasten.

(4) Mr. Orben has been employed by us since our acquisition of Fiduciary Counsel on August 21, 1998. Prior thereto, Mr. Orben was solely a director of our company.

(5) Represents premiums paid by us on a term life insurance policy for the benefit of Mr. Orben.

(6)   Includes the following: $5,250 in matching contributions to our
      Section 401(k) Plan; $5,192 paid by us in 2000 for accrued personal leave from 1999; and $123 for premiums paid by us on a term life insurance policy for the benefit of Mr. Napurano.

(7) Mr. Binger joined our company in December 1999. Prior thereto, Mr. Binger was not employed by us.

(8)   Includes the following: $5,250 in matching contributions to our
      Section 401(k) Plan; and $107 for premiums paid by us on a term life insurance policy for the benefit of Mr. Binger.


OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning stock option grants made in 2000 to the individuals named in the Summary Compensation Table. No stock appreciation rights were granted to the named individuals in 2000.


                                                 INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE
                       ---------------------------------------------------------------------                VALUE AT
                         NUMBER OF                                                                       ASSUMED ANNUAL
                        SECURITIES      PERCENT OF TOTAL                                              RATES OF STOCK PRICE
                        UNDERLYING       OPTIONS/SARS                                                   APPRECIATION FOR
                       OPTIONS/SARS       GRANTED TO          EXERCISE OR                                OPTION TERM (3)
                          GRANTED        EMPLOYEES IN         BASE PRICE          EXPIRATION        -------------------------
       NAME                 (#)           FISCAL YEAR         ($/SH) (1)           DATE (2)           5%($)            10%($)
       ----            ------------     ----------------      -----------         ----------        --------          -------

Timothy L. Ashburn           500              4.9%              $40.00           May 17, 2010       $  5,525          $12,580
Dr. Gregory W. Kasten        500              4.9                44.00           May 17, 2010          3,525           10,580
Jack R. Orben                500              4.9                40.00           May 17, 2010          5,525           12,580
Thomas G. Napurano           500              4.9                40.00           May 17, 2010          5,525           12,580
Charles H. Binger          3,125             30.8                40.00      December 31, 2009         34,531           78,625

-----------------

(1) The exercise price may be paid in cash or, at the discretion of the committee, by shares of common stock already owned by the optionee, valued at fair market value on the date of exercise, or a combination of cash and our common stock.

(2) The options terminate on the earlier of ten years after the date of grant; twelve months from termination for disability; three months from termination of employment for reasons other than retirement, disability or death; or immediately on termination for cause.

(3) The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect our views as to the likely trend in our common stock price. Based upon the fair market value of our common stock on December 31, 2000 of approximately $40.00 per share, based upon the last known sale price of our common stock. The effect of 5% and 10% rates of appreciation on our common stock held for ten years is demonstrated by the following: a share of our common stock purchased during 2000 at a price per share of $40.00 or $44.00 and held for ten years from the date of grant would have a value of $51.05 at a 5% rate of appreciation, and a value of $65.16 at a 10% rate of appreciation. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on, among other things, the future performance of our common stock and overall market conditions. There can be no assurance that the amounts reflected herein will be achieved. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or delayed exercisability.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR
VALUES

         The following table presents certain information concerning unexercised stock options held by the individuals named in the Summary Compensation Table at December 31, 2000. No options were exercised during fiscal year 2000 by such individuals.

                                     SHARES FOR WHICH                          VALUE OF UNEXERCISED
                                UNEXERCISED OPTIONS HELD AT                  IN-THE-MONEY OPTIONS/SARS
                                   DECEMBER 31, 1999 (#)                         AT FY-END ($) (1)
                                ---------------------------                 --------------------------
       NAME                     EXERCISABLE   UNEXERCISABLE                 EXERCISABLE  UNEXERCISABLE
       ----                     -----------   -------------                 -----------  -------------

Timothy L. Ashburn                  1,500            -                       $  6,250      $     -
Dr. Gregory W. Kasten               1,500            -                          4,875            -
Jack R. Orben                       1,500            -                          6,250            -
Thomas G. Napurano                  3,000            -                         28,750            -
Charles H. Binger                   3,125            -                              -            -


--------------------

(1) Based on the fair market value of our common stock on December 31, 2000 of approximately $40.00 per share, based upon the last known sale price of our common stock.

EMPLOYMENT AGREEMENTS AND OTHER COMPENSATORY ARRANGEMENTS

         Dr. Gregory W. Kasten has an employment agreement with us. The initial term of such agreement was a two-year period beginning on June 1, 1997, the effective date of the agreement. Commencing on the first anniversary of the effective date, and continuing at each anniversary date thereafter, the agreement will automatically renew for an additional year unless prior written notice is provided to Dr. Kasten. During the initial two-year term of such agreement, Dr. Kasten was paid an annual base salary of $500,000. In addition, during the term of the agreement, Dr. Kasten is eligible to be awarded an incentive bonus on a basis commensurate with those provided to other peer executive officers.

         If we terminate Dr. Kasten's employment agreement during the term of his employment without "cause" (generally, willful failure to perform duties, willful misconduct injurious to us or a material breach of the agreement), or if Dr. Kasten terminates his employment with "good reason" (generally, the assignment of duties inconsistent with his position, a material diminution in authority or responsibilities, a reduction in any benefit specified in his employment agreement, or any material breach of the agreement by us), we will be required to pay annual non-compete payments to Dr. Kasten in an amount equal to $499,200 for a period of three years following the termination of Dr. Kasten's employment.

         Mr. Charles H. Binger also has an employment agreement with us. The term of such agreement is a minimum of five years, beginning on January 1, 2000, and will continue thereafter until a notice of termination of such agreement is delivered by us to Mr. Binger. The term of the agreement will continue for twelve months after the date of the notice, and such notice may not be delivered prior to the fourth anniversary of the agreement. Pursuant to the terms of such agreement, Mr. Binger was paid an initial annual base salary of $250,000, and, as of each January 1, shall receive an annual increase in his base salary equal to fifteen percent plus the change in the consumer price index for the previous twelve-month period ending September
30. In addition, during the term of the agreement, Mr. Binger is eligible to be awarded an incentive bonus on a basis commensurate with those provided to other peer executive officers of our company.

         If we terminate Mr. Binger's employment agreement during the term of his employment without "cause" (generally, willful failure to perform duties or willful misconduct injurious to us), or if Mr. Binger terminates his employment with "good reason" (generally, the assignment of duties inconsistent with his position, a material diminution in authority or responsibilities, a reduction in any benefit specified in his employment agreement, any material breach of the agreement by us or a termination by Mr. Binger of his employment at any time within a period of three years after a change in control of our company), we would be required to pay salary continuation benefits to Mr. Binger in an amount equal to the salary Mr. Binger would have been paid through the remainder of the term of the agreement. In addition, except upon termination of Mr. Binger's employment by us for "cause," by Mr. Binger without "good reason" or upon Mr. Binger's death or disability, Mr. Binger would be entitled to receive certain non-compete payments following the termination of his employment, which payments would be due within 90 days following the termination of his employment and on each of the first and second anniversaries of the date of termination, each in an amount equal to his then-current annual base salary. If the receipt of benefits upon a change in control of our company subjects Mr. Binger to any Federal excise tax pursuant to the Internal Revenue Code, we also will be obligated to pay Mr. Binger an additional amount equal to the entire excise tax due.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the amount of our common stock beneficially owned, as of March 30, 2001, by each of our directors, each nominee for election as a director, the executive officers named in the Summary Compensation Table, any person who is known by us to own beneficially more than 5% of our common stock and all our directors and executive officers as a group:

                                                                     NUMBER OF SHARES        PERCENT OF OUTSTANDING
                      NAME AND ADDRESS(1)                           BENEFICIALLY OWNED            COMMON STOCK
                      -------------------                           ------------------            ------------
Timothy L. Ashburn............................................           200,756 (2)(3)(4)             7.0%
Jack R. Orben.................................................           102,230 (3)                   3.5
Weaver H. Gaines..............................................            34,350 (3)                   1.2
Dr. Gregory W. Kasten.........................................           403,242 (2)(3)(5)            14.0
Thomas G. Napurano............................................            96,191 (2)(3)                3.3
John S. Penn..................................................            16,001 (3)                   0.6
Charles H. Binger.............................................           117,050 (3)                   4.1
Philip L. Conover.............................................               500 (3)                   --
Richard A. Walker.............................................               640 (3)(6)                --
Kenneth D. Trumpfheller.......................................           410,000                      14.2
J. Robert Owens...............................................           192,615 (7)                   6.7
Directors and executive officers
   as a group (10 persons)....................................         1,048,073 (2)(3)(4)            35.9
                                                                                 (5)(6)

--------------------

(1) Except as otherwise indicated, each individual has sole voting and investment power over the shares listed beside his name. The percentage calculations for beneficial ownership are based upon 2,880,028 shares of our common stock that were issued and outstanding as of March 30, 2001. The address for each person is 2424 Harrodsburg Road, Lexington, Kentucky 40503.

(2) Includes 4,681, 363, 5,402 and 13,192 shares of our common stock beneficially owned by Mr. Ashburn, Dr. Kasten and Mr. Napurano and all directors and executive officers as a group, respectively, and held by our equity participation plan. No person has voting power over such shares except Mr. Ashburn, who directs the vote as the plan's trustee. Each of Mr. Ashburn, Dr. Kasten and Mr. Napurano, and all directors and executive officers as a group, may be deemed to be the beneficial owner(s) of the shares held by our equity participation plan because such holder(s) retain sole investment power over such shares.

(3)   Includes 1,500, 1,500, 1,500, 1,500, 3,000, 16,000, 7,025, 500, 500
      and 37,525 shares of our common stock that may be acquired by Messrs. Ashburn, Orben, Gaines, Kasten, Napurano, Penn, Binger, Conover and Walker and all directors and executive officers as a group, respectively, upon exercise of stock options granted by us pursuant to our 1998 Stock Incentive Plan.

(4) Includes 50,000 shares of our common stock of which Mr. Ashburn may be deemed to be the beneficial owner based upon his right to vote all shares held subject to our equity participation plan. Mr. Ashburn disclaims beneficial ownership of all shares held subject to our equity participation plan except 4,681 shares. Also includes 26,325 shares of our common stock that Mr. Ashburn has the right to vote pursuant to that certain Irrevocable Proxy dated February 1, 2000, which irrevocable proxy was granted in connection with a promissory note issued in favor of Mr. Ashburn. Mr. Ashburn does not have the power to dispose of such shares except upon default of the promissory note.

(5) Includes 869 shares of our common stock owned by Dr. Kasten's spouse, of which Dr. Kasten disclaims beneficial ownership.

(6) Includes 40 shares of our common stock owned by Mr. Walker's spouse, of which Mr. Walker disclaims beneficial ownership.

(7) Includes 1,000 shares of our common stock that may be acquired upon exercise of stock options granted by us pursuant to our 1998 Stock Incentive Plan.

                  COMPARISON OF CUMULATIVE TOTAL RETURN OF
                      UNIFIED FINANCIAL SERVICES, INC.

         We have been an SEC-reporting company since July 27, 1997. However, there currently is no established public trading market for our common stock. Since July 27, 1997, to our knowledge, the only sales of our common stock have been sales by us in our recently completed private placements (at prices of $25.00, $27.50 and $40.00 per share) and "deemed" sales in connection with our issuance of shares in connection with our acquisitions of various companies. We are not aware of any transactions between private third parties, other than the transfer of shares by gift. Based upon the foregoing, we believe that any comparison of the yearly percentage change in the cumulative total return on our common stock to any broad market, published industry, line-of-business or other index would be meaningless and, potentially, could be misleading.


           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than ten percent of our outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. To our knowledge, based solely on our review of such reports furnished to us and written representations that no other reports were required to be filed, all
Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 2000.


                                PROPOSAL II.
             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Our board of directors, upon the recommendation of the audit, nominating and compensation committee of the board, has appointed Larry E. Nunn & Associates, L.L.C. as our independent auditors for the year ending December 31, 2001. A resolution will be presented at the meeting to ratify the appointment of Larry E. Nunn & Associates, L.L.C.

         Larry E. Nunn & Associates, L.L.C. served as our independent auditors for the year ended December 31, 2000. Representatives of Larry E. Nunn & Associates, L.L.C. are expected to be present at our annual meeting and to respond to appropriate questions from our stockholders. Such representatives will have the opportunity to make statements if they so desire.

         Our board of directors recommends a vote "FOR" ratification of the appointment of Larry E. Nunn & Associates, L.L.C. as our independent auditors for the year ending December 31, 2001. A majority of the votes cast, present or represented by proxy at the meeting, will constitute ratification of the appointment of Larry E. Nunn & Associates, L.L.C. as our independent auditors for the year ending December 31, 2001.

                        FUTURE STOCKHOLDER PROPOSALS

         Under applicable regulations of the Securities and Exchange Commission, all proposals of stockholders to be considered for inclusion in the proxy statement for the 2002 annual meeting of stockholders must be received at our offices, c/o corporate secretary, 2424 Harrodsburg Road, Lexington, Kentucky 40503 by not later than December 14, 2001. Our by-laws provide that stockholder proposals, including nominations of directors, that do not appear in the proxy statement may be considered at a meeting of stockholders only if written notice of the proposal is received by our corporate secretary not less than 60 days and not more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the 10th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. Under our by-laws, the date by which written notice of a proposal must be received by us to be considered at the 2002 annual meeting of stockholders is March 17, 2002.

         Any written notice of a stockholder proposal must include the following information: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, and
(ii) the class and number of our shares that are owned beneficially and of record by such stockholder and such beneficial owner.


                            DISCRETIONARY VOTING

         At our 2002 annual meeting of stockholders, the individuals named in the proxy relating to such meeting will exercise discretionary authority to vote on any matter brought before the meeting with respect to which we were provided with notice after February 25, 2002, and before March 17, 2002. In addition, we will include in the proxy statement advice on the nature of the matter and how the individuals named in the proxy relating to such meeting intend to exercise their discretion to vote on each matter. Notwithstanding the above, the individuals named in the proxy relating to such meeting shall not exercise discretionary authority over a matter if:
(i) we receive notice of such matter by February 25, 2002; (ii) by February 25, 2002, the proponent of such matter provides us with a written statement that the proponent intends to deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under Delaware law to carry the proposal; (iii) the proponent includes the same statement in its proxy materials filed under Rule 14a-6 of the Securities Exchange Act of 1934, as amended; and (iv) immediately after soliciting the percentage of stockholders required to carry the proposal, the proponent provides us with a statement from any solicitor or other person with knowledge that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under Delaware law to carry the proposal.

                                ANNUAL REPORT

         Our annual report to stockholders for the year ended December 31, 2000 has been mailed simultaneously to our stockholders. Our Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission (excluding exhibits), is included in our annual report to stockholders.


                               OTHER BUSINESS

         The board of directors is not aware of any business to be presented at our annual meeting other than that referred to in the Notice of Annual Meeting of Stockholders and discussed herein. No other matters may properly come before the annual meeting.


                                                  TIMOTHY L. ASHBURN
                                                  Chairman of the Board
                                                  and Chief Executive Officer

April 12, 2001
Lexington, Kentucky

                                                                     ANNEX A

                      UNIFIED FINANCIAL SERVICES, INC.
                           AUDIT COMMITTEE CHARTER

ORGANIZATION

         This charter governs the audit committee function of the audit, nominating and compensation committee of the board of directors of Unified Financial Services, Inc. (the "Company"). The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall consist of at least two and up to five directors, each of whom is independent of management and the Company, if possible. Members of the committee shall be considered independent if they have no employment or financial relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate (or shall become financially literate within a reasonable period of time after appointment to the committee), and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

         The committee shall provide assistance to the board of directors in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, if any, the annual independent audit of the Company's financial statements, and the legal compliance, regulatory compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, if any, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and the power to retain outside counsel or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

         The primary responsibility of the committee is to oversee the Company's financial reporting process on behalf of the board and report the results of its activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

         The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

         * The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review

                                                                     ANNEX A

                  and recommend to the board the selection of the Company's independent auditors, subject to stockholders' approval. The committee also shall approve the compensation of the Company's independent auditors.

         * The committee shall discuss with the internal auditors, if any, and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, if any, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risks, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors, if any, and the independent auditors, with and without management present, to discuss the results of their examinations. Either internal or external auditors or counsel may, at any time, request a meeting with the committee or committee chairperson with or without management attendance.

         * The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purpose of this review.

         * The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

Adopted February 23, 2001

By  /s/ Weaver H. Gaines
  ------------------------------------------------
    Weaver H. Gaines, Chairman

    /s/ Philip L. Conover
  ------------------------------------------------
    Philip L. Conover

    /s/ Richard A. Walker
  ------------------------------------------------
    Richard A. Walker

Constituting all of the Members of the Audit, Nominating and Compensation Committee of the Board of Directors of Unified Financial
Services, Inc.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby nominates, constitutes and appoints John S. Penn and Thomas G. Napurano (or such other person as is designated by the Board of Directors of Unified Financial Services, Inc. (the "Company")) (the "Proxies"), or either of them (with full power to act alone), true and lawful attorney(s), with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote as designated below all of the shares of Common Stock, $0.01 par value, of the Company entitled to be voted by the undersigned at the Annual Meeting of Stockholders to be held at Champion Trace Golf Club, 20 Avenue of Champions, Nicholasville, Kentucky, at 10:00 a.m., local time, May 16, 2001, and at any adjournment or postponement thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

1. ELECTION OF DIRECTORS:
   / / FOR all nominees listed below         / / WITHHOLD AUTHORITY to vote for
       (except as marked below)                  all nominees listed below


   INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
         STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

                         FOR TERM EXPIRING IN 2004:
                 Timothy L. Ashburn       Richard A. Walker












2. PROPOSAL TO RATIFY THE APPOINTMENT OF LARRY E. NUNN & ASSOCIATES, L.L.C., as independent public auditors of the Company:

   / / For     / / Against     / / Abstain

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all of the named nominees for director and "FOR" Proposal 2.

    The undersigned acknowledges receipt of the Company's 2000 Annual Report and Form 10-K and the Notice of the Annual Meeting and the Proxy Statement. Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                        / / PLEASE CHECK THIS BOX IF YOU PLAN TO ATTEND THE
                            MEETING IN PERSON.

                        SIGN HERE
                                  ---------------------------------------------
                                  (Please sign exactly as name appears at left)

                        SIGN HERE
                                  ---------------------------------------------
                                  Executors, administrators, trustees, etc.
                                  should so indicate when signing

                        DATED
                              -------------------------------------------------